SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                             _________________


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)    August 7, 1996



                         Rollins Truck Leasing Corp.
          (Exact name of registrant as specified in its charter)



       Delaware                     1-5728                  51-0074022
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)            File number)           Identification No.)



              One Rollins Plaza, Wilmington, Delaware      19803
             (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code     (302) 426-2700

ITEM 5.   OTHER EVENTS.

     On Wednesday, August 7, 1996, Registrant sold $60,000,000 of its 6.875% Collateral Trust Debentures, Series Q, due August 1, 2001, (the "Debentures") pursuant to the terms of an Underwriting Agreement dated August 2, 1996 and as set forth on Form S-3 with Registration Statement No. 33-67682. Registration Statement No. 33-67682 was filed on August 20, 1993 and became effective on September 8, 1993. A Prospectus Supplement was filed with the Commission on August 6, 1996. The terms and provisions of the Debentures as well as the rights of the Debentureholders, the obligations of the Registrant and the duties of the Trustee are set forth in the Registrant's Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by the Eighth Supplemental Indenture dated as of May 15, 1990 and as last supplemented by the Sixteenth Supplemental Indenture dated as of August 7, 1996, between the Registrant and First Trust of Illinois, National Association (Successor Trustee to Bank of America Illinois), as Trustee.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

        (i) Sixteenth Supplemental Indenture dated as of August 7, 1996 to the Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by the Eighth Supplemental Indenture dated as of May 15, 1990, between the Registrant and First Trust of Illinois, National Association (Successor Trustee to Bank of America Illinois), as Trustee.

        (ii) Underwriting Agreement dated August 2, 1996 between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, covering the purchase by the Underwriter from the Registrant of $60,000,000 of its 6.875% Collateral Trust Debentures, Series Q, due August 1, 2001.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Rollins Truck Leasing Corp.



DATE:   August 7, 1996             BY: /s/  Patrick J. Bagley
                                       Patrick J. Bagley
                                       Vice President-Finance and Treasurer